UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 March 27, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                          74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788


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Item 5.OTHER EVENTS

See attached Press Release





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The following exhibits are filed as part of this report:

NUMBER                  DOCUMENT

99.1     Press release dated March 22, 2002




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                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ABRAXAS PETROLEUM CORPORATION



                             By:      ___________________________________
                                      Chris Williford
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


Dated:    March 27, 2002

                                                                   EXHIBIT 99.1


                                  NEWS RELEASE


         ABRAXAS ANNOUNCES 2001 FINANCIAL RESULTS AND YEAR-END RESERVES

Year 2001 Results Include Increased Revenue and Operating Income and Reduced LOE and G&A Expenses Versus 2000 - Reserve Replacement was 146% with Drillbit
Finding Cost of $1.24/Mcfe

SAN ANTONIO, TX (March 27, 2002) - Abraxas Petroleum Corporation (AMEX:ABP) today reported revenue and operating income for the year-ended December 31, 2001 of $77.2 million and $19.2 million, respectively, compared to $76.6 million and $11.9 million in 2000. LOE and G&A expense were $18.6 million and $6.4 million respectively compared to $18.8 million and $6.5 million in 2000. For 2001, net income was a loss of $19.7 million after proved property impairment of $2.6 million or a loss of $.76 per share, compared to a gain of $8.4 million for 2000, which included a non-recurring cash gain of $34.0 million, or $0.37 per share based on primary shares outstanding. EBITDA for the year was $53.2 million compared to $82.0 million in 2000, with the lower 2001 amount primarily due to lower average commodity prices and asset sales. Cash flow before working capital changes for 2001 was $19.3 million, or $.74 per share, as compared to $55.6 million, or $2.43 per share, for 2000, which included the cash gain.

Revenues in the fourth quarter of 2001 were $12.1 million compared to $27.2 million in 2000. Net earnings for the fourth quarter of 2001 were a loss of $12.8 million, which included the previously disclosed impairment charge, compared to $292,000 in 2000. EBITDA in the quarter was $4.8 million, compared to $18.9 million in 2000 primarily due to lower commodity prices and asset sales. Cash flow before working capital changes in year 2001 fourth quarter was ($2.1) million compared to $13.1 million posted in the same quarter of 2000.

Capital expenditures for 2001 were $57 million of which $17 million was for land, seismic, and facilities. The Company drilled 20 wells (16 net) with a 95% success rate primarily in our core areas of Peace River Arch and Caroline in Canada and Texas. Total reserve additions were 32 Bcfe, net of revisions, resulting in a drillbit finding cost of $1.24. Total production for the year was approximately 22 Bcfe.

The Company's estimated proved reserves at year-end 2001 were 230 Bcfe with an estimated future net cash flow, discounted at 10%, or PV10, of $210 million.
Year-end realized prices utilized in this estimation included oil at $18.30 per barrel and natural gas at $2.31 per Mcf. If the Company had utilized this PV10 in determining any impairment to its oil and gas properties at year-end, a write down in its oil and gas property carrying value would have been recorded in the amount of $71.3 million. The Company elected to utilize prices being received on March 22, 2002 for determining its ultimate impairment and recorded a write down of $2.6 million, all related to its Canadian assets. These realized prices on March 22 were $24.21 per barrel of oil and $3.02 per Mcf of natural gas. The estimated PV10 of the Company's proven oil and gas properties, utilizing these higher prices was approximately $287 million.




Key annual results are summarized below.
                                                     (YTD Amounts)(In Thousands)
                                                         2001             2000
                                                     ---------------------------
Revenues .....................................       $   77,243       $   76,600
Operating Income (Loss) ......................       $   19,125       $   11,943
Net Income (Loss) ............................       $  (19,718)      $    8,449
Earnings (Loss) Per Share ....................       $     (.76)      $      .37
Cash Flow (After Interest) ...................       $   19,323       $   55,648
Cash Flow Per Share ..........................       $      .74       $     2.43
EBITDA .......................................       $   53,195       $   81,993
Consolidated PV-10 ...........................       $  209,666       $1,006,400
Average Oil Price (after hedge) ..............       $    24.63       $    18.69
Average Gas Price (after hedge) ..............       $     3.20       $     2.71
U. S. Reserves ...............................       134.9 Bcfe       151.4 Bcfe
Canada Reserves ..............................        94.7 Bcfe        93.0 Bcfe
Total Assets .................................       $  303,713       $  335,560

As a result of final 2001 financial results and current market conditions, Abraxas has updated its operating and financial guidance for year 2002 as follows:

                                                       Full-Year     Full-Year
                                                      2001 Actual  2002 Forecast
                                                    -------------  -------------
     Production:
     MBO ..........................................     0.45          0.266
     MBNGL ........................................     0.27          0.319
     BCF ..........................................     17.5           20.0
     BCFE .........................................     21.9           23.5
Price Differentials (Pre Hedge):
     $ Per BO .....................................     1.97           0.84
     $ Per BNGL ...................................     5.09           4.59
     $ Per MCF ....................................     0.49           0.47
Lifting Costs, $ Per MCFE .........................     0.85           0.75
G&A, $ Per MCFE ...................................     0.29           0.28
Capital Expenditures ($ Millions) .................     57.1           37.4

           Above guidance assumes no property sales during 2002

Abraxas invites your participation in a conference call on Thursday, March 28th, at 1:30 pm CT to discuss the contents of this release and respond to questions.
Please  call  1-800-289-0437  between  1:20  and 1:30 pm CT,  confirmation  code
651785, if you would like to participate in the call. There will be a replay of the conference call available by calling 1-888-203-1112, confirmation code
651785, beginning approximately 3:30 pm CT Thursday, March 28th , through 5:00 pm CT Thursday, April 4th.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. For additional information about the Company, please visit our web site, www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily in order to comply with the SEC Regulation FD (Fair Disclosure).

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210-490-4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com


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



                            Abraxas Petroleum Corporation and Subsidiaries
                                Consolidated Statements of Operations

                                                      Three Months Ended        Twelve Months Ended
(In thousands except per share data)                     December 31,               December 31,
                                                   ------------- ------------ ------------ ------------
                                                       2001         2000         2001         2000
                                                   ------------- ------------ ------------ ------------
Revenue:
Oil and gas production revenues                         $11,158      $26,501      $73,201      $72,973
Gas processing revenues                                     727          643        2,438        2,717
Rig revenues                                                149          121          756          505
Other                                                       106         (46)          848          405
                                                   ------------- ------------ ------------ ------------
                                                         12,140       27,219       77,243       76,600
Operating costs and expenses:
Lease operating and production taxes                      4,937        5,276       18,616       18,783
Depreciation, depletion, and amortization                 7,334        9,645       32,484       35,857
Rig operations                                              154          129          702          717
Proved Property impairment                                2,638           -         2,638           -
Stock - based compensation                                   -           634       (2,767)       2,767
General and administrative                                1,179        2,131        6,445        6,533
                                                   ------------- ------------ ------------ ------------
                                                         16,242       17,815       58,118       64,657
                                                   ------------- ------------ ------------ ------------
Operating income (loss)                                 (4,102)        9,404       19,125       11,943

Other (income) expense:
Interest income                                             (4)         (48)         (78)        (530)
Amortization of deferred financing fees                     953          568        2,268        2,091
Interest expense                                          7,823        7,769       31,523       31,140
Loss (gain) on sale of equity investment                    845           -           845     (33,983)
Other                                                       191          173          207        1,563
                                                   ------------- ------------ ------------ ------------
                                                          9,808        8,462       34,765          281
Income (loss) from operations before taxes and
   extraordinary gain                                  (13,910)          942     (15,640)       11,662
Income tax expense (benefit)                            (1,060)          (34)       2,402        3,705
Minority interest in income of consolidated foreign
   subsidiary                                               -            684        1,676        1,281
                                                   ------------- ------------ ------------ ------------
Net income (loss) before extraordinary gain            (12,850)          292      (19,718)       6,676
Extraordinary gain:
Debt extinguishment                                         -             -            -         1,773
                                                   ------------- ------------ ------------ ------------
Net income (loss)                                     ($12,850)         $292     ($19,718)      $8,449
                                                   ============= ============ ============ ============
Earnings (loss) per common share:
   Net Income (loss) before extraordinary gain          ($0.43)        $0.01      ($0.76)        $0.29
   Extraordinary gain                                       -             -           -           0.08
                                                   ------------- ------------ ------------ ------------
Net income (loss) per common share                      ($0.43)        $0.01      ($0.76)        $0.37
                                                   ============= ============ ============ ============
Earnings (loss) per common share assuming dilution:
   Net Income (loss) before extraordinary gain          ($0.43)        $0.01      ($0.76)        $0.21
   Extraordinary gain                                       -             -           -           0.05
                                                   ------------- ------------ ------------ ------------
Net income (loss) per common share                      ($0.43)        $0.01      ($0.76)        $0.26
                                                   ============= ============ ============ ============

                          ABRAXAS PETROLEUM CORPORATION
                                YEAR-END RESULTS
                                                          Three Months             Twelve Months
(In thousands except per share data)                   Ended December 31,        Ended December 31,

                                                          2001         2000         2001       2000
                                                          ----         ----         ----       ----
                    Operations Data:
Revenues                                                $12,140      $27,219      $77,243    $76,600
Cash Flow (Before Working Capital Changes)               (2,141)      13,165       19,323     55,648
Net Income(Loss)                                        (12,850)         292      (19,718)     8,449
Net Income(Loss)  Per Share                                (.43)         .01         (.76)       .37
Weighted Ave. Shares Outstanding-Basic                     30.0         22.6         25.8       22.6


                   Production:
Crude Oil (BPD)                                             877        1,766        1,244      1,740
NGL (BPD)                                                   820          776          762        860
Natural Gas (MCFPD)                                      44,297       50,543       47,933     54,542
MMCFEPD                                                    54.5         65.8         60.0       70.1

          Prices (net of hedge losses):
Crude Oil ($/BBL)                                         $18.72       $25.96       $24.63     $18.69
NGL's ($/BBL)                                              14.76        25.58        21.51      22.42
Natural Gas ($/MCF)                                         2.09         4.40         3.20       2.71
Price per MCFE                                              2.23         4.38         3.34       2.84

                    Expenses:
Lease Operating ($/MCFE)                                    $.99         $.87        $ .85       $.73
General & Administrative ($/MCFE)*                           .24          .35          .29        .27
Interest ($/MCFE)                                           1.56         1.28         1.44       1.19
D/D/A ($/MCFE)                                              1.46         1.59         1.48       1.40

    *Amount does not include stock-based compensation.



                          Balance Sheet Data (In $000s)
                                                      Year End                Year End
                                               December 31, 2001      December 31, 2000
                                               -------------------    ------------------
Cash                                                        $7,605                 $2,004
Working Capital (Deficit)                                   (4,994)               (13,829)
Plant/Property/Equipment, Net                              281,894                304,784
Total Assets                                               303,713                335,560

Long-Term Debt                                             285,184                266,441
Shareholders Equity (Deficit)                              (28,490)                (6,503)
Common Shares Outstanding (Millions)                          30.0                   22.6


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